EXHIBIT 10

                                              Amended as of
                                              November 6, 1997


                    FAMILY DOLLAR STORES, INC.

               1989 NON-QUALIFIED STOCK OPTION PLAN

     1. PURPOSE. The purpose of the 1989 Non-Qualified Stock Option Plan (the "Plan") of Family Dollar Stores, Inc. is to encourage ownership of a stock interest in Family Dollar Stores, Inc. by certain officers and other key employees of the Company (as such term is defined below) as an added incentive to remain in the employ of the Company and to increase their efforts on its behalf, and in order for the Company to retain and attract persons of competence, and to gain for the organization the advantages inherent in key employees having a sense of proprietorship.

     The term "subsidiary," as used herein, shall be deemed to mean any corporation (other than Family Dollar Stores, Inc.), in an unbroken chain of corporations beginning with and including Family Dollar Stores, Inc. if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Company," as used herein, shall include Family Dollar Stores, Inc. and any present or future subsidiary thereof.

     2. THE STOCK. The shares of stock which may be issued and sold under the Plan shall not, except as such number may be adjusted pursuant to Article 10 hereof, exceed 5,522,185 shares of Common Stock of Family Dollar Stores, Inc. which may be either authorized and unissued shares or issued shares reacquired by Family Dollar Stores, Inc. Any shares subjected to an option under the Plan which terminates, is cancelled or expires for any reason unexercised as to such shares may again be sub-jected to an option under the Plan notwithstanding the above limitation.

     3. ELIGIBILITY. Options shall be granted only to officers and other key employees (including those who are also directors) who, at the time of the grant of the option, (a) are employees of the Company and (b) are primarily responsible for the management and growth of the Company or who otherwise materially contribute to the conduct and direction of its business and affairs. A person eligible to receive an option under the Plan is hereinafter sometimes referred to as an "employee" and a person to whom an option is granted hereunder is hereinafter sometimes referred to as an "optionee."

     4. GRANT OF OPTIONS. The Stock Option Committee (the "Committee") of the Board of Directors of Family Dollar Stores, Inc. (the "Board") shall determine the employees who are to be granted options under the Plan, the number of shares subject to each option and the consideration to the Company for the granting of options under the Plan, as well as the conditions, if any, which it may deem appropriate to insure that such consideration will be received by, or will accrue to, the Company. In the discretion of the Committee, such consideration need not be the same but may vary for options granted under the Plan at the same time or from time to time.

     The Committee may grant more than one option to an employee during the life of the Plan and such option may be in addition to, or in substitution for, an option or options, previously granted. The maximum aggregate number of shares of Common Stock of Family Dollar Stores, Inc. subject to options which may be granted under the Plan to any optionee during any twelve-month period is 150,000. No options shall be granted under the Plan after November 30, 2008.

     Each option granted pursuant to the Plan shall be evidenced by a written option agreement between Family Dollar Stores, Inc. and the optionee which shall contain such provisions, terms and conditions (which need not be the same for all options) as the Committee shall in its discretion determine to be appropriate and within the contemplation of the Plan. Each option agreement shall provide that the option granted thereby will not be treated as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986.

     5. OPTION PRICE. (a) The price or prices per share for shares of Common Stock of Family Dollar Stores, Inc. to be sold pursuant to an option shall be such as shall be fixed by the Committee, but not less in any case than 100 percent of the fair market value per share for such stock on the date of the granting of the option, subject to adjustment as provided in Article 10 hereof.

     For the purpose hereof, the term "fair market value" per share shall mean the mean between the average high bid and low asked prices quoted by the National Quotations Bureau Inc. for the over-the-counter market on the date of the grant of such option or, if no bid and asked prices are quoted on such day, then on the next preceding day on which there were such quotations, or if such stock is listed on a national securities exchange, then the average of the highest price and the lowest price at which the Common Stock shall have been sold regular way on the national securities exchange on the date of the grant of such option or, if no sales occur on such day, then on the next preceding day on which there were such sales of Common Stock or, if any time the Common Stock shall not be quoted by the National Quotations Bureau Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the Committee shall determine the fair value on the basis of available prices for such stock or in such manner as the Board may deem reasonable.

     (b) For the purposes of Articles 5 and 6 hereof, the date of the granting of an option under the Plan shall be the date fixed by the Committee as the date for such option for the employee who is to be the recipient thereof.

     6.  PERIOD OF OPTION AND CERTAIN
         LIMITATIONS ON RIGHT TO EXERCISE.

     Options will be exercisable over the Option Period, which, in the case of each option, shall be a period of not more than five years from the date of the grant of such option, as follows:

    (i) at any time during the third year of the Option Period the optionee may purchase up to 40 percent of the total number of shares to which his option relates (adjusted, if a fraction of a share would otherwise result thereby, to the nearest full number of shares);

    (ii) at any time during the Option Period after the end of the third year the optionee may purchase on a cumulative basis up to 70 percent of the total number of shares to which his option relates (adjusted, if a fraction of a share would otherwise result thereby, to the nearest full number of shares); and

    (iii) at any time during the Option Period after the end of the fourth year the optionee may purchase on a cumulative basis up to 100 percent of the total number of shares to which his option relates; provided, however, that except as provided in Articles 8 and 9 hereof, no option may be exercised unless the optionee is then in the employ of the Company and shall have been continuously so employed since the date of the grant of his option. Absence on leave approved by the Committee shall not be considered an interruption of employment for any purpose of the Plan. Family Dollar Stores, Inc. may, if it or its counsel shall deem it necessary or desirable for any reason, require the optionee (or the purchaser acting under Article 9 hereof) to represent in writing to Family Dollar Stores, Inc. at the time of the exercise of such option that it is his then intention to acquire the shares of Common Stock as to which his option is then being exercised for investment and not with a view to the distribution thereof.

            7. NON-TRANSFERABILITY OF OPTION. No option granted under the Plan to an employee shall be transferable by him otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him or by his guardian or legal representative.

            8. TERMINATION OF EMPLOYMENT. If an optionee shall cease to be employed by the Company for any reason (other than death or discharge for cause), he may, but only within three months after the date he ceases to be an employee of the Company (and in no event after the expiration of the Option Period), exercise his option to the extent that he was entitled to exercise it at the date of such cessation. The Plan shall not confer upon any optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time. Notwithstanding any of the provisions hereinabove set forth, in the event that any optionee shall be discharged for cause, he shall forthwith forfeit all rights under any options granted to him under the Plan. "Cause" shall be deemed to include, but not be limited to, dishonesty, the proven commission of crime, disclosure of the Company's affairs to competitors or other unfaithfulness to the interests of the Company, continued absence except on account of illness or disability, or gross insubordination.

            9. DEATH OF OPTIONEE. If an optionee dies while in the employ of the Company, or within three months after the date he ceases to be an employee of the Company (other than by reason of discharge for cause), the option theretofore granted to him shall be exercisable by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, but only within a period of fifteen calendar months next succeeding such death (and in no event after expiration of the Option Period), and then only if and to the extent that he was entitled to exercise it at the date of his death, except as the number of shares may be adjusted in accordance with the provisions of
Article 10 hereof.

           10.  STOCK ADJUSTMENTS.

           (a) In the event of a recapitalization, stock split, reverse stock split, stock dividend, reclassification, or merger, consolidation, or reorganization in which the Company is the surviving corporation, or any other change in the corporate structure or Common Stock of the Company, the Committee shall make such adjustments, if any, proportionate to such change, as it may deem appropriate in the number of shares authorized by the Plan, in the number of shares covered by the options granted, and in the option price.

           (b) In the event of dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate and any option heretofore granted pursuant to the Plan shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.

     (c) Adjustments under Article 10 hereof shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued pursuant to any such adjustment, and any fraction resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     11. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board who are appointed to the Committee by the Board, and each of whom is an "outside director" as such term is defined in Section 162(m) of the Internal Revenue Code and any regulations thereunder. If any member of the Committee does not meet the qualifications for an "outside director," then that member shall be replaced with another director meeting such qualifications such that the Committee shall always be comprised of at least two persons meeting such qualifications. The Committee is authorized to establish such rules and regulations for the proper administration of the Plan as it may deem advisable and not inconsistent with the provisions of the Plan. All questions arising under the Plan or under any rule or regulation with respect to the Plan adopted by the Committee, whether such questions involve an interpretation of the Plan or otherwise, shall be decided by the Committee.

     12. PAYMENT FOR SHARES. Payment for shares purchased shall be made in full at the time of the exercise of the option. No loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of optioned shares. An optionee or his legal representatives shall have none of the rights of a stockholder with respect to shares subject to option until such shares shall be issued upon exercise of the option.

     13.  AMENDMENT AND TERMINATION OF PLAN.

     (a) The Board may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan or any option to be granted thereunder, provided that no such amendment or revision shall affect the determination of officers and directors to participate in the Plan or of the timing, pricing and amount of a grant, all of which determinations and amendments and revisions thereof shall be made by the Committee, and provided further that, without stockholder approval, no such amendment or revision shall:

     (i) materially increase the benefits accruing to employees under the Plan; or

     (ii) increase the number of shares subject to the Plan
(except as permitted under the provisions of Article 10 hereof);
or

     (iii) materially modify the requirements as to eligibility for participation in the Plan.

     (b) No amendment, suspension or termination of the Plan shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     14. COMPLIANCE WITH LAW AND OTHER CONDITIONS. No shares shall be issued pursuant to the exercise of any option granted under the Plan prior to compliance by Family Dollar Stores, Inc. to the satisfaction of its counsel with any applicable laws.

     15. WITHHOLDING OF TAXES. Each optionee who exercises an option shall agree that no later than the date of such exercise or receipt of shares pursuant thereto he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to him of such shares of Common Stock.

     16. APPROVAL BY STOCKHOLDERS. The Plan shall become effective December 1, 1988, subject to approval thereof by vote (in person or by proxy) of the holders of a majority of all outstanding shares of Common Stock of Family Dollar Stores, Inc. entitled to vote at the annual meeting of stockholders on January 19, 1989, called to take action thereon.